Exhibit 10.3

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (this “Sub-Sublease”) is entered into, effective as of May 1, 2004 (the “Effective Date”), by and between EOP-NORTHWEST PROPERTIES, L.L.C., a Delaware limited liability company (“Sub-Sublandlord”), and DRUGSTORE.COM, INC., a Delaware corporation (“Sub-Subtenant”). This Sub-Sublease is dated, for reference purposes only, as of August 16, 2004 (the “Reference Date”).

RECITALS:

A.	Bellevue Goldwell Associates LLC, a Delaware limited liability company (“Landlord”) (as successor in interest to Obayashi Corporation, a Japan corporation), as landlord, and The Boeing Corporation, a Delaware corporation (“Sublandlord”), as tenant, are parties to that certain Office Lease Agreement, dated as of September 30, 1997 (the “Lease”), relating to certain premises (the “Leased Premises”) consisting of approximately 93,539 rentable square feet of space on the second, third and fourth floors of the building (the “Building”) commonly known as “Sunset Corporate Campus Building II” and located at 13920 Southeast Eastgate Way, Bellevue, Washington 98005.

B.	Sublandlord, as sublandlord, and Sub-Subtenant, as subtenant, are parties to that certain Sublease Agreement, dated as of January 29, 1999 (the “Sublease”), relating to a portion of the Leased Premises (the “Subleased Premises”) containing approximately 55,836 rentable square feet on the third and fourth floor(s) of the Building. A copy of the Sublease is attached hereto as Exhibit A and is by this reference incorporated herein.

C.	Contemporaneously herewith, Sub-Subtenant, as assignor, and Sub-Sublandlord, as assignee, are entering into (with the consent of Landlord and Sublandlord) that certain Assignment and Assumption of Sublease, effective as of the Effective Date and dated, for reference purposes only, as of the Reference Date (the “Assignment and Assumption Agreement”), pursuant to which Sub-Sublandlord is acquiring from Sub-Subtenant all of Sub-Subtenant’s right, title and interest, as subtenant, in and to the Sublease.

B.	Sub-Sublandlord wishes to sub-sublease to Sub-Subtenant, and Sub-Subtenant wishes to sub-sublease from Sub-Sublandlord, the entire Subleased Premises (hereinafter called the “Sub-Subleased Premises”) on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Sub-Sublandlord and Sub-Subtenant agree as follows:

1.	Sub-Subleased Premises. Sub-Sublandlord hereby sub-subleases the Sub-Subleased Premises to Sub-Subtenant and Sub-Subtenant hereby sub-subleases the Sub-Subleased Premises from Sub-Sublandlord. The parties hereby stipulate and agree that the rentable square footage of the Sub-Subleased Premises is as stated in Recital B above and shall not be re-measured.

2.	Term. The term of this Sub-Sublease shall commence as of the Effective Date (as defined in the Assignment and Assumption Agreement) and shall continue up to and including the last day of the Sublease Term (as defined in the Sublease), unless sooner terminated due to the provisions hereof.

3.	Rent.

(a)	Sub-Subtenant, on or before the first day of each month during the term of this Sub-Sublease, hereby agrees to pay to Sub-Sublandlord, without offset or deduction and without notice or demand, rent (“Rent”) during the term of this Sub-Sublease as follows:

Term	Rent Per Square Foot	Monthly Rent
05/01/04 - 07/31/05	$19.50	$90,733.50

(b)	Rental payments shall be made payable to the entity, and sent to the address, Sub-Sublandlord designates and shall be made by good and sufficient check or by other means acceptable to Sub-Sublandlord.

(c)	Under no circumstances shall payments of Rent be abated except to the extent, if any, that Sub-Sublandlord’s obligation to pay Base Rent (as defined in section 3.1 of the Sublease) pursuant to section 3.1 of the Sublease (“Sublease Base Rent”) may be abated in accordance with the Sublease. Any such abatement of Rent hereunder shall be in an amount equal to Sub-Subtenant’s Pro-Rated Share (defined below) of the Sublease Base Rent that is abated under the Sublease. As used herein, “Subtenant’s Pro-Rated Share” means 73.5849%, representing the amount obtained by dividing $19.50 per rentable square foot (i.e., the annual rental rate for the Rent payable by Sub-Subtenant pursuant to this Section 3) by $26.50 per rentable square foot (i.e., the annual rental rate for the Sublease Base Rent payable by Sublandlord pursuant to the Sublease during the term of the Sub-Sublease). In no event shall Sub-Sublandlord have any obligation to request or demand any abatement of Sublease Base Rent from Sublandlord.

(d)	Sub-Subtenant shall have no obligation hereunder to pay to Sub-Sublandlord, or to reimburse Sub-Sublandlord for, any operating expenses or taxes relating to its tenancy in the Sub-Subleased Premises except: (i) to the extent such payment or reimbursement may be deemed to be included in the payment of Rent pursuant to subparagraph (a) above, and (ii) to the extent otherwise expressly provided herein (including, without limitation, through the incorporation herein of certain provisions of the Sublease pursuant to Section 6 below).

4.	Other Obligations of Sub-Subtenant.

(a)	Sub-Subtenant agrees, for the benefit of Sub-Sublandlord and Sublandlord, that during the term of this Sub-Sublease Sub-Subtenant shall perform each of the obligations of the sublessee under the Sublease (whether accruing prior to, on, or after the Effective Date) except only for the obligation to pay Sublease Base Rent pursuant to sections 3.1 and 3.3 of the Sublease.

(b)	This Sub-Sublease and all the rights of Sub-Subtenant hereunder are subject and subordinate to the Sublease. Without limiting the foregoing or subparagraph (a) above, Sub-Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Sublease, or the rights of Sub-Sublandlord, as lessee or tenant, under the Sublease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sub-Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Sub-Subtenant agrees, as an express inducement for Sub-Sublandlord’s executing this Sub-Sublease, that if there is any conflict between the provisions of this Sub-Sublease and the provisions of the Sublease which would permit Sub-Subtenant to do or cause to be done or suffer or permit any act or things to be done which is prohibited by the Sublease, then the provisions of the Sublease shall prevail. If the Sublease terminates or is terminated for any reason whatsoever, then this Sub-Sublease shall terminate simultaneously therewith, whereupon (i) if Sub-Subtenant is not in default under the terms and conditions of this Sub-Sublease, such termination shall be without liability between Sub-Sublandlord and Sub-Subtenant; or (ii) if Sub-Subtenant is in default under the terms and conditions of this Sub-Sublease, the default provisions contained herein shall control as to Sub-Subtenant’s liability.

(c)	Without limiting any other provision hereof, with respect to the Sub-Subleased Premises, Sub-Subtenant shall comply with (i) the restrictions on use of the Subleased Premises set forth in 5.5 of the Sublease, and (ii) the restrictions on the use of the Leased Premises set forth in section 8 of the Lease.

(d)	Notwithstanding anything else herein to the contrary, Sub-Sublandlord may assign to Sublandlord its right to enforce any obligation that Sub-Subtenant has hereunder to perform, for the benefit of Sublandlord, any obligation of the sublessee under the Sublease, and upon such assignment Sublandlord may enforce such obligation of Sub-Subtenant directly against Sub-Subtenant.

5.	Obligations of Sub-Sublandlord.

(a)	Sub-Sublandlord agrees that during the term of this Sub-Sublease Sub-Sublandlord shall perform (i) each of the obligations of the sublessor under the Sublease that is expressly incorporated herein pursuant to Section 6 below (except to the extent, if any, that any such obligation may be inconsistent with or contrary to the express terms hereof), and (ii) each other obligation of Sub-Sublandlord that is expressly set forth herein.

(b)	Provided Sub-Subtenant is not in default hereunder beyond any applicable notice or cure period, Sub-Sublandlord agrees that during the term of this Sub-Sublease Sub-Sublandlord shall not do or cause to be done any act which would cause the Sublease, or the rights of Sub-Sublandlord as subtenant under the Sublease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sub-Sublandlord to be in default thereunder. Without limiting the foregoing, provided Sub-Subtenant is not in default hereunder beyond any applicable notice or cure period, Sub-Sublandlord agrees that during the term of this Sub-Sublease Sub-Sublandlord shall pay Sublease Base Rent in accordance with the terms of Sections 3.1 and 3.3 of the Sublease, subject to any right of rent abatement or offset or any defense that Sub-Sublandlord may have at law or in equity.

(c)	Notwithstanding anything else herein to the contrary, to the extent that any obligations of Sublandlord under the Sublease are also obligations of Sub-Sublandlord hereunder (whether by virtue of the express incorporation herein of such obligations or otherwise): (i) Sub-Sublandlord hereby assigns to Sub-Subtenant the right to enforce such obligations directly against Sublandlord under the Sublease; and (ii) Sub-Sublandlord shall have no liability to Sub-Subtenant for the enforcement of such obligations against Sublandlord and Sub-Subtenant shall look solely to Sublandlord for the enforcement of the same. Further, notwithstanding anything else herein to the contrary, to the extent that the performance of any obligation of Sublandlord under the Sublease would accomplish the performance of any obligation of Sub-Sublandlord hereunder, Sub-Subtenant shall look solely to Sublandlord for the performance of such obligation and Sub-Sublandlord shall have no liability therefor. Except as expressly set forth in Section 3(c) above, no default of Sublandlord in performing any of its obligations under the Sublease shall affect this Sub-Sublease or waive or defer the performance of any of Sub-Subtenant’s obligations hereunder. Without limiting the foregoing, and notwithstanding anything else herein to the contrary, Sub-Sublandlord hereby assigns to Sub-Subtenant the right to enforce directly against Sublandlord any obligations Sublandlord may have under the Sublease to provide maintenance, repair, restoration, utility, janitorial or other services to Sublandlord, and, having made such assignment, Sub-Sublandlord shall have no obligation to provide such services to Sub-Subtenant or to cause Sublandlord to provide such services to Sub-Subtenant.

6.	Incorporation by Reference of Certain Provisions of the Sublease.

(a)	Except as otherwise provided herein, and subject to subparagraph (b) below, the following terms, covenants and conditions of the Sublease (and no other provisions of the Sublease) are hereby incorporated into this Sub-Sublease with the same force and effect as if Sub-Sublandlord were the sublessor under the Sublease and Sub-Subtenant were the sublessee under the Sublease:

(i)	the second and third paragraphs of section 1;

(ii)	section 5.1 (except for the last sentence thereof);

(iii)	the first two sentences of section 5.2;

(iv)	section 5.3 (except for the last sentence of the second paragraph thereof, and except that (a) the words “Articles 9, 10 and 12 of” shall be deemed to be deleted from the first paragraph thereof; and (b) the words “Article 10 of” shall be deemed to be deleted from the first paragraph thereof);

(v)	sections 5.4, 5.5 and 5.6;

(vi)	section 6;

(vii)	the first two sentences of section 7;

(viii)	section 10;

(ix)	section 11 (except that the words “Article 35 of the Lease Agreement” contained therein shall be deemed to refer to section 11 of the Sublease);

(x)	the second sentence of section 17;

(xi)	sections 19 (provided that (a) each of the 24-hour notice periods set forth therein shall be reduced to 12 hours; and (b) nothing in such section, as incorporated herein, shall impose upon Sub-Sublandlord any obligation to inspect the Sub-Subleased Premises or perform any obligations under the Sublease);

(xii)	section 20;

(xiii)	section 21 (provided that the 5-day period for curing monetary defaults set forth in such section shall be deemed to be reduced to 3 days and the 30-day period for curing non-monetary defaults set forth in such section shall be deemed to be reduced to 20 days); and

(xiv)	sections 22, 24 and 26.

(b)	Notwithstanding subparagraph (a) above, to the extent that any provision of the Sublease is incorporated herein: (i) each reference in such incorporated provision to “Sublessor” shall be deemed a reference to Sub-Sublandlord; (ii) each reference in such incorporated provision to “Sublessee” shall be deemed a reference to Sub-Subtenant; (iii) each reference in such incorporated provision to “Sublease Agreement” shall be deemed a reference to this Sub-Sublease; (iv) each reference in such incorporated provision to “Lease Agreement” shall be deemed a reference to the Sublease; (v) each reference in such incorporated provision to “Subleased Premises” shall be deemed a reference to the Sub-Subleased Premises; (vi) each reference in such incorporated provision to “Leased Premises” shall be deemed a reference to the Subleased Premises; (vii) each reference in such incorporated provision to “Sublease Term” shall be deemed a reference to the term of this Sub-Sublease; and (viii) each reference in such incorporated provision to “Base Rent” shall be deemed a reference to Rent.

(c)	Notwithstanding anything else herein to the contrary, except as specifically provided in clauses (xi) and (xiii) of subparagraph (a) above: (a) any date by which Sub-Subtenant would, in the absence of this subparagraph (c), be entitled or required to give notice to Sub-Sublandlord pursuant to any provision of Sublease that is incorporated herein by reference shall be deemed to be accelerated by 10 business days, and (b) any date by which Sub-Sublandlord would, in the absence of this subparagraph (c), be entitled or required to give notice to Sub-Subtenant pursuant to any provision of the Sublease that is incorporated herein by reference shall be deemed to be postponed by 10 business days.

(d)	Notwithstanding anything else herein to the contrary, Sub-Subtenant shall not have (i) any right to extend or accelerate the expiration date of the Sublease Term; (ii) any right to expand, reduce, relocate or otherwise modify the Subleased Premises, or any (iii) any right affecting or relating to the obligation of the sublessee under the Sublease to pay Sublease Base Rent pursuant to sections 3.1 and 3.3 of the Sublease (including, without limitation, any right of abatement or offset).

7.	Default.

(a)	Upon the occurrence of a default of its obligations hereunder (subject to the notice and cure periods provided in Section 6(a)(xiii) above), Sub-Sublandlord shall have remedies available at law or in equity, and any and all remedies shall be cumulative and nonexclusive. Any default by Tenant of its obligations under the One Bellevue Center Lease beyond any applicable notice or cure period thereunder shall be deemed an immediate default by Tenant hereunder (without the benefit of any additional notice or cure period hereunder).

(b)	If Sub-Subtenant is in default of its obligations under this Sub-Sublease, Sub-Sublandlord may cure the default and Sub-Subtenant shall forthwith pay to Sub-Sublandlord, as additional rent, a sum of money equal to all amounts expended by Sub-Sublandlord in curing such default. If suit is brought by Sub-Sublandlord on account of any default of Sub-Subtenant and if such default is established, Sub-Subtenant shall pay to Sub-Sublandlord all expenses of such suit including reasonable attorney’s fees. Any payment by Sub-Subtenant of a sum of money less than the entire amount due Sub-Sublandlord at the time of such payment shall be applied to the obligations of Sub-Subtenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Sub-Sublandlord shall be without prejudice to Sub-Sublandlord’s right to obtain the balance due or pursue any other remedy available to Sub-Sublandlord both in law and in equity.

(c)	If Sub-Subtenant defaults in any payment of rent or any other payments to be made by Sub-Subtenant hereunder, interest shall accrue thereon from the due date until paid at a fluctuating rate equal to five (5%) percent over and above the Prime Rate, as hereinafter defined. The term Prime Rate when used herein shall mean the fluctuating annual rate of interest published by the largest national bank in the State of Washington from time to time during the term of this Sub-Sublease. Any change in such rate shall take effect on the date of such change.

(d)	If, at any time during the term of this Sub-Sublease, there shall be filed by or against Sub-Subtenant in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver, trustee or liquidator of all or any portion of Sub-Subtenant’s property or if Sub-Subtenant makes an assignment for the benefit of creditors, or if Sub-Subtenant admits in writing its inability to pay its debts, and if, within sixty (60) days thereafter, Sub-Subtenant fails to secure a discharge thereof, this Sub-Sublease, at the option of Sub-Sublandlord, may be canceled and terminated, in which event neither Sub-Subtenant nor any person claiming through or under Sub-Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Subleased Premises but shall forthwith quit and surrender the Sub-Subleased Premises.

8.	Condition of the Sub-Subleased Premises. Sub-Sublandlord makes no representation or warranty of any kind with respect to the Sub-Subleased Premises, the Building or the property on which the Building is located. Sub-Subtenant acknowledges that it has been in possession of the Sub-Subleased Premises before the Effective Date pursuant to the Sublease and Sub-Subtenant agrees to take the Sub-Subleased Premises in its “AS IS” condition.

9.	Return of the Sub-Subleased Premises. At the expiration or earlier termination of this Sub-Sublease, Sub-Subtenant shall return the Sub-Subleased Premises to Sub-Sublandlord in the same condition as at the commencement of the term of the Sublease, except for normal wear and tear. At Sub-Sublandlord’s option, Sub-Sublandlord may require Sub-Subtenant to remove any fixtures or alterations installed by Sub-Subtenant after completion of the Sublessee Improvements (as such term is used in the Sublease), and to repair any damage occasioned by that removal, but only to the extent such removal and repair is required under the Sublease.

10.	Insurance. Sub-Subtenant shall obtain and maintain the insurance required by sections 5.1 and 5.3 of the Sublease. In addition, Sub-Subtenant shall (a) cause each of the liability insurance policies it obtains pursuant to the preceding sentence or pursuant to section 6 of the Sublease (as incorporated herein pursuant to section 6(a)(vi) above) to name Sub-Sublandlord, EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees and agents, as additional insureds; and (b) maintain (i) Property/Business Interruption written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Sub-Subtenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Sub-Subleased Premises and any leasehold improvements performed by or for the benefit of Sub-Subtenant, (ii) Workers’ Compensation Insurance in amounts required by law; and (iii) Employers Liability Coverage of at least $1,000,000.00 per occurrence (provided that if this coverage is unavailable from the Worker’s Compensation carrier or applicable State Fund, a “Stop Gap Liability” endorsement to the Commercial General Liability Policy is acceptable). Any company writing Sub-Subtenant’s insurance required hereunder (“Sub-Subtenant’s Insurance”) shall have an A.M. Best rating of not less than A-VIII. All policies of Sub-Subtenant’s Insurance shall contain endorsements that the insurer(s) shall give Sub-Sublandlord at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Sub-Subtenant shall provide Sub-Sublandlord with a certificate of insurance evidencing Sub-Subtenant’s Insurance prior to the Effective Date, and thereafter as necessary to assure that Sub-Sublandlord always has current certificates evidencing Sub-Subtenant’s Insurance

11.	Letter of Credit.

(a)	General Provisions. Concurrently with Sub-Subtenant’s execution of this Sub-Sublease, Sub-Subtenant shall deliver to Sub-Sublandlord, as collateral for the full performance by Sub-Subtenant of all of its obligations under this Sub-Sublease and for all losses and damages Sub-Sublandlord may suffer as a result of Sub-Subtenant’s failure to comply with one or more provisions of this Sub-Sublease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit B attached to the Lease and containing the terms required herein, in the face amount of $488,565.00 (the “Letter of Credit Amount”), naming Sub-Sublandlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Sub-Sublandlord in Sub-Sublandlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Sub-Sublandlord in its sole discretion. Sub-Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the term (or any renewal term) hereof. If the Letter of Credit held by Sub-Sublandlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Sub-Subtenant shall deliver a new Letter of Credit or certificate of renewal or extension to Sub-Sublandlord not later than 120 days prior to the expiration date of the Letter of Credit then held by Sub-Sublandlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 11, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Sub-Sublandlord in its sole discretion.

(b)	Drawings under Letter of Credit. Upon Sub-Subtenant’s failure to comply with one or more provisions of this Sub-Sublease or as otherwise specifically agreed to by Sub-Sublandlord and Sub-Subtenant pursuant to this Sub-Sublease or any amendment hereto, Sub-Sublandlord may, without prejudice to any other remedy provided in this Sub-Sublease or by law, draw on the Letter of Credit and use all or part of the proceeds to (i) satisfy any amounts due to Sub-Sublandlord from Sub-Subtenant, and (ii) satisfy any other damage, injury, expense or liability caused by Sub-Subtenant’s failure to so comply. In addition, if Sub-Subtenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Sub-Sublandlord, Sub-Sublandlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 11.

(c)	Use of Proceeds by Sub-Sublandlord. The proceeds of the Letter of Credit shall constitute Sub-Sublandlord’s sole and separate property (and not Sub-Subtenant’s property or the property of Sub-Subtenant’s bankruptcy estate) and Sub-Sublandlord may immediately upon any draw (and without notice to Sub-Subtenant) apply or offset the proceeds of the Letter of Credit: (i) against any rent payable by Sub-Subtenant under this Sub-Sublease that is not paid when due; (ii) against all losses and damages that Sub-Sublandlord has suffered or that Sub-Sublandlord reasonably estimates that it may suffer as a result of Sub-Subtenant’s failure to comply with one or more provisions of this Sub-Sublease; (iii) against any costs incurred by Sub-Sublandlord in connection with this Sub-Sublease (including attorneys’ fees); and (iv) against any other amount that Sub-Sublandlord may spend or become obligated to spend by reason of Sub-Subtenant’s default. Provided Sub-Subtenant has performed all of its obligations under this Sub-Sublease, Sub-Sublandlord agrees to pay to Sub-Subtenant the amount of any proceeds of the Letter of Credit received by Sub-Sublandlord and not applied as allowed above, and to return to Tenant the Letter of Credit, in each case within 45 days after the Final LC Expiration Date; provided, however, that if prior to the Final LC Expiration Date a voluntary petition is filed by Sub-Subtenant, or an involuntary petition is filed against Sub-Subtenant by any of Sub-Subtenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Sub-Sublandlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds, or return the Letter of Credit to Tenant, until either all preference issues relating to payments under this Sub-Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d)	Additional Covenants of Sub-Subtenant. If, as result of any application or use by Sub-Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Sub-Subtenant shall, within five days thereafter, provide Sub-Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 11, and if Sub-Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sub-Sublease, the same shall constitute an uncurable default by Sub-Subtenant. Sub-Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sub-Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e)	Nature of Letter of Credit. Sub-Sublandlord and Sub-Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

12.	Further Assignment or Subletting. Sub-Subtenant shall not assign or further sublease the Sub-Subleased Premises without (a) the written consent of Sub-Sublandlord (which may be withheld in Sub-Sublandlord’s sole and absolute discretion); and (b) and the written consent of Sublandlord and Landlord in accordance with the Sublease.

13.	Release; Indemnity.

(a)	Sub-Subtenant hereby waives all claims against and releases Sub-Sublandlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the “Sub-Sublandlord Related Parties”) from any claims relating to or arising out of Sub-Subtenant’s tenancy at the Sub-Subleased Premises, other than any claim arising directly out of Sub-Subtenant’s breach of its obligations under this Sub-Sublease or under the Assignment and Assumption Agreement.

(b)	Except to the extent caused by the negligence or willful misconduct of Sub-Sublandlord or any Sub-Sublandlord Related Parties, Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord and the Sub-Sublandlord Related Parties harmless from and against any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys’ fees and other professional fees (if and to the extent permitted by law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Sub-Sublandlord or any of the Sub-Sublandlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Sub-Subleased Premises or any acts or omissions (including violations of law) of Sub-Subtenant, the Sub-Subtenant Related Parties (as defined in subparagraph (c) below) or any of Sub-subtenant’s transferees, contractors or licensees (including any breach by Sub-Subtenant of any of its obligations hereunder).

(c)	Except to the extent caused by the negligence or willful misconduct of Sub-Subtenant or any Sub-Subtenant Related Parties, Sub-Sublandlord shall indemnify, defend and hold Sub-Subtenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Sub-Subtenant Related Parties”) harmless from and against any and all Losses which may be imposed upon, incurred by or asserted against Sub-Subtenant or any of the Sub-Subtenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of law) of Sub-Sublandlord or the Sub-Sublandlord Related Parties (including any breach by Sub-Sublandlord of any of its obligations hereunder).

14.	Notices. All notices and demands of any kind which Sub-Sublandlord or Sub-Subtenant may require to be served upon the other, shall be given by depositing one copy of same in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

To Sub-Sublandlord:

EOP-Northwest Properties, L.L.C.

c/o Equity Office Management, L.L.C.

701 5th Avenue, Suite 4000

Seattle, WA 98104

Attn: Property Manager

With a copy to:

EOP-Northwest Properties, L.L.C.

c/o Equity Office

One Market, Spear Tower

Suite 600

San Francisco, California 94105

Attn: Seattle Regional Counsel

To Sub-Subtenant:

drugstore.com, inc.

13920 SE Eastgate Way, Suite 300

Bellevue, WA 98005

Attention: General Counsel

With a copy to:

Gordon W. Tanner, Esq.

Stoel Rives LLP

600 University Street

Suite 3600

Seattle, Washington 98101

The place to which said notice shall be sent may be changed by written notice given as hereinafter provided. All such mailed notices shall become effective on the third day after the date of postmark.

15.	Broker.

(a)	Sub-Subtenant represents that it has dealt directly with and only with Collier’s International as a broker in connection with this Sub-Sublease. Sub-Sublandlord represents that it has dealt directly with and only with Broderick Group, Inc. and Equity Office Properties Management Corp as brokers in connection with this Sub-Sublease. Sub-Subtenant shall indemnify and hold Sub-Sublandlord and the Sub-Sublandlord Related Parties harmless from all claims of any other brokers claiming to have represented Sub-Subtenant in connection with this Sub-Sublease. Sub-Sublandlord shall indemnify and hold Sub-Subtenant and its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents harmless from all claims of any brokers claiming to have represented Sub-Sublandlord in connection with this Sub-Sublease.

(b)	At the signing of this Sub-Sublease, Sub-Sublandlord’s leasing agents, Jason Furr and John Black of Broderick Group, Inc. and Don Matt of Equity Office Properties Management Corp. represented (X) Sub-Sublandlord, ( ) Sub-Subtenant, or ( ) both Sub-Sublandlord and Sub-Subtenant. At the signing of this Sub-Sublease, Sub-Subtenant’s agent, Geoff Boguch of Colliers International, represented ( ) Sub-Sublandlord, (X) Sub-Subtenant, or ( ) both Sub-Sublandlord and Sub-Subtenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

(c)	Sub-Sublandlord and Sub-Subtenant, by their execution of this Sub-Sublease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

16.	Waiver. One or more waivers of any covenant or condition by Sub-Sublandlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sub-Sublandlord to or of any act by Sub-Subtenant requiring Sub-Sublandlord’s consent or approval shall not be construed to waive or render unnecessary Sub-Sublandlord’s consent or approval to or of any subsequent similar act by Sub-Subtenant.

17.	Effect. This Agreement shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

18.	Governing Law. This Agreement shall be governed by the laws of the State of Washington.

19.	Waiver of Jury Trial. Sub-Sublandlord and Sub-Subtenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Sub-Sublease.

20.	Recording. This Agreement shall not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record, and if Sub-Subtenant shall record this Agreement or cause or permit the same to be recorded, Sub-Sublandlord may, at its option, elect to treat such act as a breach of this Agreement.

21.	Headings. The headings for the various Paragraphs herein are for reference only and are not part of this Agreement.

22.	Separability of Provisions. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require.

23.	Limitation of Liability. Notwithstanding anything else herein to the contrary, the liability of Sub-Sublandlord (or any person or entity claiming by, through or under Sub-Sublandlord) for any default under the terms of this Sub-Sublease or any matter relating to or arising out of the occupancy or use of the Building shall be recoverable only from the interest of Sub-Sublandlord in One Bellevue Center (defined in Section 24 below), and neither Sub-Sublandlord nor any of its partners, officers, directors, managers, employees or agents shall be personally liable for any deficiency, and in no event shall Sub-Sublandlord or any Sub-Sublandlord Related Party be liable to Sub-Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

24.	Contingency. Notwithstanding anything else herein to the contrary, the effectiveness of this Sub-Sublease shall be conditioned upon the full execution and delivery, contemporaneously with the execution and delivery hereof, of: (a) the Assignment and Assumption Agreement; (b) that certain Consent to Assignment and Assumption of Sublease and Consent to Sub-Sublease, effective as of the Effective Date and dated, for reference purposes only, as of the Reference Date, between Landlord, Sublandlord, Sub-Sublandlord and Sub-Subtenant, pursuant to which, among other things, Landlord and Sublandlord consent to this Sub-Sublease; and (c) that certain Office Lease Agreement, dated as of the Reference Date (the “One Bellevue Center Lease”), between Sub-Sublandlord, as landlord, and Sub-Subtenant, as tenant, relating to certain leased premises consisting of approximately 53,256 rentable square feet on the 12th, 14th and 15th floors at the building (“One Bellevue Center”) commonly known as “One Bellevue Center” and located at 411 108th Avenue NE, Bellevue, Washington 98004 (collectively, the “Related Documents”). If the Related Documents are not fully executed and delivered contemporaneously with the execution and delivery hereof, then either Sub-Sublandlord or Sub-Subtenant may terminate this Sub-Sublease by providing written notice thereof to the other party on or before the earlier of (i) five (5) days after the date of full execution and delivery hereof, or (ii) the full execution and delivery to Sub-Sublandlord and Sub-Subtenant of the Related Documents, whereupon this Sub-Sublease shall be null and void and of no force or effect. If the Related Documents are fully executed and delivered before such notice of termination is delivered, this Sub-Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

SUB-SUBLANDLORD:

EOP-NORTHWEST PROPERTIES, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

		By:	/s/ M. Patrick Callahan
M. Patrick Callahan Regional Vice President – Seattle Region

SUB-SUBTENANT:

DRUGSTORE.COM, INC., a Delaware corporation

By:	/s/ Robert Barton
Name:	Robert Barton
Title:	CFO, Acting CEO

Sub-Subtenant’s Tax ID Number (SSN or FEIN):

SUB-SUBLANDLORD ACKNOWLEDGMENT

STATE OF Washington )
COUNTY OF King )ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that M. Patrick Callahan, personally known to me to be the Regional Vice President – Seattle Region of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

GIVEN under my hand and official seal this      day of                     , 2004.

Notary Public

My Commission Expires:

SUB-SUBTENANT ACKNOWLEDGMENT

STATE OF                                     )

COUNTY OF                                 )ss:

On this the      day of                     , 20    , before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared                      known to me to be                      President of drugstore.com, inc., a Delaware corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT A

TO SUB-SUBLEASE

Sublease

EXHIBIT B

TO SUB-SUBLEASE

Form of Letter of Credit

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant: drugstore.com, inc.

Beneficiary:

EOP-Northwest Properties, L.L.C.

c/o Equity Office Management, L.L.C.

701 5th Avenue, Suite 4000

Seattle, WA 98104

Attn: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Four Hundred Eighty-Eight Thousand Five Hundred Sixty-Five and No/100 U.S. Dollars ($488,565.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	The original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain sub-sublease by and between EOP-Northwest Properties, L.L.C., a Delaware limited liability company, as sub-sublandlord, and drugstore.com, inc., a Delaware corporation, as sub-subtenant, and/or any amendment to the sub-sublease or any other agreement between such parties related to the sub-sublease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically extended for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so extend this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to extend this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced sub-sublease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without charge to you.

Transfer of this Irrevocable Standby Letter of Credit may be effected upon presentation to us of this original Irrevocable Standby Letter of Credit and a transfer request in the form of Exhibit A attached hereto. Such transfer shall be permitted without our approval provided that such transfer is not in favor of any person or entity identified on any then-current list of Specially Designated Nationals and Blocked Persons provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The cost and expenses of such transfer are to be borne by the applicant.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                  to the attention of                                .

Very truly yours,

[name]
[title]

EXHIBIT A

TO LETTER OF CREDIT

Form of Transfer Request

                    , 200

Bank of America N.A.

333 S. Beaudry Avenue, 19th Floor

Los Angeles, CA 90017

Mail Code CA9-703-19-23

Re:	Irrevocable Standby Letter of Credit No.

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

_________________________________________________________________________________________________________________________

Name of Transferee

__________________________________________________________________________________________________________________________

Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).	NAME OF TRANSFEROR NAME OF AUTHORIZED SIGNER AND TITLE AUTHORIZED SIGNATURE
NAME OF BANK
AUTHORIZED SIGNATURE AND TITLE
PHONE NUMBER